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                                                                    EXHIBIT 23.4

                          CONSENT OF FINANCIAL ADVISOR

Gerard Klauer Mattison & Co., Inc. hereby consents to references to and the inclusion of our opinion dated as of January 31, 2001 in its entirety in the Prospectus and Proxy Statement to be distributed to Sensory Science Corporation stockholders in connection with the merger of Sensory Science Corporation and SONICblue Incorporated.



April 19, 2001                            Gerard Klauer Mattison & Co., Inc.

                                          /s/ Daniel D'Agostino
                                          ----------------------------------
                                          Daniel D'Agostino
                                          Vice President